UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2024

UROGEN PHARMA LTD.

(Exact name of registrant as specified in its charter)

Israel	001-38079	98-1460746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Alexander Park Drive, 4th Floor Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 (646) 768-9780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value NIS 0.01 per share	URGN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(c)(e)

Departure of Chief Financial Officer

On October 7, 2024, UroGen Pharma Ltd. (the “Company”) and Don Kim entered into a separation and consulting agreement (the “Separation Agreement”), pursuant to which Mr. Kim resigned from his positions as the Company’s Chief Financial Officer, principal financial officer and principal accounting officer, effective October 8, 2024 (the “Effective Date”).

Pursuant to the Separation Agreement, Mr. Kim has agreed to provide consulting services to the Company on a part-time basis through April 28, 2025 (the “Consulting Period”) in exchange for a cash payment of $36,260. Mr. Kim’s outstanding equity awards as of the Effective Date will also remain eligible for continued vesting during the Consulting Period.

In addition, subject to Mr. Kim providing the Company with an effective release and waiver of claims and complying with his obligations under the Separation Agreement, Mr. Kim will be entitled to receive: (i) the equivalent of nine months of Mr. Kim’s base salary in effect as of the Effective Date, paid as salary continuation over nine months, (ii) a lump sum payment equal to $217,590, which is equal to Mr. Kim’s target performance bonus for 2024, and (iii) reimbursement for COBRA premiums for up to nine months following the Effective Date.

The foregoing description of the Separation Agreement is not complete and is subject to and qualified in its entirety by reference to the complete text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this report.

Appointment of Chief Financial Officer

On October 7, 2024, the Company appointed Christopher Degnan as the Company’s Chief Financial Officer, principal financial officer and principal accounting officer, effective on the Effective Date.

Prior to joining the Company, Christopher Degnan, age 45, served as the Chief Financial Officer of Galera Therapeutics, Inc., a publicly traded biopharmaceutical company focused on oncology, from October 2019 to August 2024. Prior to Galera, Mr. Degnan served as the Chief Financial Officer of Verrica Pharmaceuticals Inc., a publicly traded biotechnology company focused on medical dermatology, from March 2018 to October 2019. Prior to Verrica, Mr. Degnan held roles of increasing responsibility at Endo International plc, a generics and specialty branded pharmaceutical company, beginning in November 2014. At Endo, Mr. Degnan’s most recent roles were as the Vice President of Finance, Corporate FP&A and International Pharmaceuticals Segment Chief Financial Officer from December 2016 to March 2018. Prior to that, he served as the Vice President of Finance, Chief Financial Officer for Endo’s U.S. Branded Pharmaceuticals segment from March 2016 to December 2016, and as the Senior Finance Director, U.S. Branded Pharmaceuticals from November 2014 to March 2016. Prior to joining Endo, Mr. Degnan held roles of increasing responsibility at AstraZeneca plc, a global biopharmaceutical company, beginning in 2004, culminating with service as the Senior Finance Director, U.S. Commercial Finance from July 2013 to November 2014. Mr. Degnan is a Certified Public Accountant in the State of Pennsylvania (voluntary inactive status) and holds a B.B.A. degree in Accountancy from the University of Notre Dame.

In connection with his appointment as the Company’s Chief Financial Officer, the Company and Mr. Degnan entered into an Executive Employment Agreement on October 7, 2024 (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Degnan is entitled to an initial annual base salary of $500,000. Mr. Degnan is also eligible to receive an annual discretionary performance bonus, with a target bonus percentage of 50% of Mr. Degnan’s base salary, pro-rated in the case of a partial calendar year.

Pursuant to the Employment Agreement, on the Effective Date, Mr. Degnan was granted (i) an option to purchase 74,142 of the Company’s ordinary shares, par value NIS 0.01, with an exercise price of $13.11 (the “Option”), and (ii) 13,450 restricted stock units of the Company (the “RSU” and together with the Option, the “Equity Awards”). The Equity Awards will vest over three years as follows: 1/3rd of the total shares subject to the Equity Awards will vest on the first anniversary of the Effective Date, and 1/3rd of the total shares subject to the Equity Awards will vest annually thereafter for the remaining two years, subject to Mr. Degnan’s continuous service. The Equity Awards were granted under the Company’s 2019 Inducement Plan, as amended (the “2019 Plan”). In addition, Mr. Degnan will be eligible for future equity awards under the Company’s 2017 Equity Incentive Plan, as approved by the Company’s Board of Directors (or a committee thereof) in its sole discretion.

Under the terms of the Employment Agreement, if Mr. Degnan’s employment is terminated by the Company without cause, by Mr. Degnan for good reason or by reason of Mr. Degnan’s death or disability, he is entitled to receive (i) payment of the equivalent of six months of Mr. Degnan’s base salary in effect as of the date of Mr. Degnan’s employment termination, paid as salary continuation over six months, (ii) a pro-rata bonus through the date of termination, which bonus shall be paid only to the extent earned based on actual Company performance, not to exceed 50% of Mr. Degnan’s base salary previously earned in the partial calendar year (with any individual performance component deemed achieved) on the date in the year following termination on which bonuses are paid to other senior executives of the Company (but in any event prior to March 15th of such year), (iii) any annual bonus earned with respect to the year preceding the year of termination, if not already paid by the date of termination, (iv) accelerated vesting of any of Mr. Degnan’s unvested Equity Awards, such that 8.33% of the total shares subject to the restricted stock units and options held by Mr. Degnan shall be deemed immediately vested and exercisable as of Mr. Degnan’s last day of employment, and (v) reimbursement for COBRA premiums for up to six months following the date of termination.

In addition to the foregoing, in connection with an acquisition of the Company where Mr. Degnan’s employment is terminated without cause, or he resigns for good reason, in either case within three months prior to, or 24 months following the close of such acquisition, Mr. Degnan shall be entitled to the following benefits: (i) a lump sum payment equal to the sum of (a) 12 months of his then-current annual base salary and (b) 100% of his then-current target bonus; (ii) reimbursement for COBRA premiums for up to 12 months following the date of termination; and (iii) the vesting acceleration of all equity awards granted to Mr. Degnan, such that 100% of the then-unvested shares subject to his equity awards will be deemed vested and exercisable as of Mr. Degnan’s last day of employment.

The severance benefits described in the foregoing paragraph are subject to Mr. Degnan’s compliance with continuing obligations to the Company and his providing the Company with an effective release and waiver of claims.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.2 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit Number	Description

10.1	Separation Agreement between the Company and Don Kim, dated October 7, 2024.

10.2	Employment Agreement between the Company and Christopher Degnan, dated October 7, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2024	UROGEN PHARMA LTD.

	By:	/s/ Elizabeth Barrett
Elizabeth Barrett
President and Chief Executive Officer